Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Post-Effective Amendment No. 1 to Registration Statement (No. 333-202279) on Form S-1 of Grant Park Futures Fund Limited Partnership of our report dated February 23, 2016, relating to our audit of the consolidated financial statements appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the captions “Selected Financial Data” and “Experts” in such Prospectus.

/s/ RSM US LLP

Chicago, Illinois

February 24, 2016